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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated May 8, 1996, with respect to the consolidated financial statements and schedule of CorVel Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) pertaining to the Restated 1988 Executive Stock Option Plan for the registration of 200,000 options to purchase common stock and 200,000 shares of common stock.



                                    /s/ Ernst & Young LLP

Orange County, California
November 15, 1996